Exhibit 99.1

News

SHIVANI KAK

Investor Relations

212.553.0298

shivani.kak@moodys.com

MICHAEL ADLER

Corporate Communications

212.553.4667

michael.adler@moodys.com

moodys.com

ir.moodys.com

moodys.com/esg

moodys.com/sustainability

MOODY’S CORPORATION ANNOUNCES EARLY TENDER RESULTS AND UPSIZE OF ITS CASH TENDER OFFER

NEW YORK, NY — December 13, 2022 — Moody’s Corporation (NYSE: MCO) (“Moody’s”) today announced the early tender results of its previously announced offer to purchase for cash (the “Offer”) up to a maximum purchase amount of its outstanding series of notes listed in the table below (collectively, the “Notes”), from holders thereof (the “Holders”), and the increase of the maximum purchase amount to a sufficient amount (as amended, the “Maximum Purchase Amount”) in order for Moody’s to accept all the Notes with Acceptance Priority Level 1 set forth in the table below that have been validly tendered and not validly withdrawn at or prior to the Early Tender Date (as defined below) once the Total Consideration (as defined below) is calculated at the Price Determination Date (as defined below). The Offer is being made pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated as of November 30, 2022 (the “Offer to Purchase”).

As of 5:00 p.m., New York City time, on December 13, 2022 (the “Early Tender Date”), $644,687,000, or 33.93% of the $1.9 billion aggregate principal amount outstanding of the Notes, has been validly tendered and not validly withdrawn pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, as reported by the Depositary and Information Agent. Because of the amendment of the Maximum Purchase Amount, Moody’s will not accept for purchase any Notes with Acceptance Priority Levels 2 through 4 set forth in the table below that have been validly tendered and not validly withdrawn at or prior to the Early Tender Date, and Moody’s will not accept for purchase any Notes validly tendered after the Early Tender Date.

Title of Security	CUSIP / ISIN	Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered	Percentage of Principal Amount Outstanding
2.550% Senior Notes due 2060	615369 AU9 / US615369AU95	$500,000,000	1	$200,344,000	40.07%
3.100% Senior Notes due 2061	615369 AX3 / US615369AX35	$500,000,000	2	$214,392,000	42.88%
2.750% Senior Notes due 2041	615369 AV7 / US615369AV78	$600,000,000	3	$164,925,000	27.49%
3.250% Senior Notes due 2050	615369 AT2 / US615369AT23	$300,000,000	4	$65,026,000	21.68%

Withdrawal rights for the Offer expired at 5:00 p.m., New York City time, on December 13, 2022 (the “Withdrawal Deadline”) and have not been extended. The Offer expires at 11:59 p.m., New York City time, at the end of December 28, 2022, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as it may be extended, the “Expiration Date”).

As previously announced, the applicable “Total Consideration” offered per $1,000 principal amount of each series of Notes validly tendered, and not validly withdrawn, prior to or at the Early Tender Date, and that will be accepted for purchase pursuant to the Offer, will be determined by the Dealer Manager in the manner described in the Offer to Purchase by reference to the applicable fixed spread for each series of Notes specified in the Offer to Purchase (the “Fixed Spread”), plus the applicable yield to maturity (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the Offer to Purchase (the “Reference Security”), as quoted on the Bloomberg Bond Trader FIT1 series of pages, at 10:00 am New York City time, on December 14, 2022, unless extended or earlier terminated by Moody’s with respect to one or more series of Notes (the “Price Determination Date”).

Payment for the Notes validly tendered, and not validly withdrawn, prior to or at the Early Tender Date, and that will be accepted for purchase, will be made on December 15, 2022 (the “Early Settlement Date”).

In addition to the Total Consideration, all Holders of Notes accepted for purchase will also receive accrued and unpaid interest on the Notes validly tendered and accepted for purchase from the last applicable interest payment date, up to, but not including, the Early Settlement Date, payable on such Early Settlement Date.

The Offer is subject to the satisfaction or waiver of certain conditions, which are set out in the Offer to Purchase, as amended by this press release, including the amended Maximum Purchase Amount, the Acceptance Priority Levels and the proration procedures.

Moody’s has engaged Citigroup Global Markets Inc. (“Citigroup”) to act as the sole dealer manager (the “Dealer Manager”) in connection with the Offer, and has appointed Global Bondholder Services Corporation (“GBSC”) to serve as the depositary and information agent (the “Depositary and Information Agent”) for the Offer. Copies of the Offer to Purchase and related Offer documents are available via the Offer website at https://www.gbsc-usa.com/moodys/ or by contacting GBSC via telephone at +1 (212) 430-3774 (collect) or +1 (855) 654 2014 (toll-free) or via e-mail at contact@gbsc-usa.com. Questions regarding the terms of the Offer should be directed to Citigroup at +1 (212) 723-6106 (collect) or +1 (800) 558-3745 (toll-free).

None of Moody’s or its affiliates, their respective boards of directors, the Dealer Manager, the Depositary and Information Agent or the trustee for the Notes, is making any recommendation to any Holder as to whether such Holders should tender or refrain from tendering any securities in response to the Offer, and neither Moody’s nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the Notes, nor is it a solicitation for acceptance of the Offer. Moody’s is making the Offer only by, and pursuant to the terms of, the Offer to Purchase and related Offer documents. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

ABOUT MOODY’S CORPORATION

Moody’s (NYSE: MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With approximately 14,000 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this release are forward-looking statements, which include statements relating to the Offer, and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Holders are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements in this release are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to: the risk that the Offer may not be completed on the proposed terms, or at all; the impact of general economic conditions, including inflation and related monetary policy actions by governments in response to inflation, on worldwide credit markets and economic activity and its effect on the volume of debt and other securities issued in domestic and/or global capital markets; the global impacts of each of the crisis in Ukraine and COVID-19 on volatility in the U.S. and world financial markets, on general economic conditions and gross domestic product in the United States and worldwide, on global relations and on Moody’s own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates, inflation and other volatility in the financial markets; the level of merger and acquisition activity in the United States and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; the impact of MIS’s withdrawal of its credit ratings on Russian entities and of Moody’s no longer conducting commercial operations in Russia; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as a nationally recognized statistical rating organization, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the United States and China; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of Moody’s restructuring programs, such as the 2022—2023 Geolocation Restructuring Program; currency and foreign exchange volatility; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, such as our acquisition of RMS, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2021, and in other filings made by Moody’s from time to time with the U.S. Securities and Exchange Commission or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it.